UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PRIMORIS SERVICES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

Dear Stockholder:

On behalf of the Board of Directors, I am pleased to invite you to attend the 2012 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation (NASDAQ:PRIM), to be held on Friday, May 4, 2011, at 9:00 a.m., Central Time, at the Rosewood Crescent Hotel, located at 400 Crescent Court, Dallas, Texas 75201.

During the Annual Meeting, we will discuss each item of business described in the accompanying Notice of the 2012 Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials and the Annual Report to Stockholders on SEC Form 10-K for the fiscal year ended December 31, 2011, which is included with this Notice and the Proxy Statement.

Please participate in our Annual Meeting of Stockholders by signing, dating and promptly mailing your enclosed proxy card to ensure the presence of a quorum. Your vote is important, whether or not you plan to attend. I hope you will ensure that your shares are represented and voted by completing and returning the enclosed proxy card. If you plan attend the Annual Meeting of Stockholders, you will have the right to revoke your proxy and vote in person if you so desire. If you hold your shares through an account with a broker, nominee, fiduciary or other custodian, please follow the instructions you receive from them to vote your shares.

Thank you for your ongoing support of and continued interest in Primoris Services Corporation.

Sincerely,

Brian Pratt Chairman of the Board, Chief Executive Officer and President

2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT

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2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

NOTICE OF THE
2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 4, 2012

April 9, 2011

To our Stockholders:

The 2012 Annual Meeting of Stockholders of Primoris Services Corporation, a Delaware corporation, will be held on Friday, May 4, 2012, at 9:00 a.m., Central Time, at the Rosewood Crescent Hotel, located at 400 Crescent Court, Dallas, Texas 75201.

Only stockholders of record that owned shares of our common stock at the close of business on April 4, 2012 are entitled to vote at the Annual Meeting. A list of our stockholders will be made available at our principal executive offices at 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201 during ordinary business hours for ten days prior to the Annual Meeting and will also be available at the Annual Meeting.

At the Annual Meeting, we will consider the following proposals, which are described in detail in the accompanying Proxy Statement:

(1)                                 to elect three Class A Directors to hold office for a three-year term expiring at the Annual Meeting of Stockholders to be held in 2015 or until their respective successors are elected and qualified. The Board of Directors has nominated the following persons for election as Class A Directors at the meeting: Brian Pratt, Thomas E. Tucker and Peter C. Brown;

(2)                                 to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

(5)                                 to transact such other business as may properly come before the Annual Meeting and all adjournments or postponements thereof.

PLEASE VOTE PROMPTLY — YOUR PROXY IS REVOCABLE AND YOU MAY VOTE IN PERSON AT THE MEETING IF YOU WISH.

References to “Primoris”, the “Company”, “we”, “us” or “our” in this Notice and the accompanying Proxy Statement refer to Primoris Services Corporation and its subsidiaries and affiliates, unless otherwise indicated.

By Order of the Board of Directors,

John M. Perisich Senior Vice President, General Counsel and Secretary

2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
www.prim.com

PROXY STATEMENT

FOR THE
2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 4, 2012.

SOLICITATION

This Proxy Statement, being mailed and made available electronically (on our Company website at www.prim.com ) to stockholders on or about April 9, 2012, is being sent to you by the Board of Directors (the “Board”) of Primoris Services Corporation in connection with our 2012 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will take place at 9:00 a.m. Central Time, on Friday, May 4, 2012, at the Rosewood Crescent Hotel, located at 400 Crescent Court, Dallas, Texas 75201.  You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders will vote to elect each of three Class A Directors and will vote to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. In addition, management will report on our performance over the last fiscal year and, following the Annual Meeting, respond to questions from stockholders.

Materials provided

The Board sent you this Proxy Statement and the enclosed proxy card in order to solicit your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the meeting and are entitled to vote on the items of business described in this Proxy Statement.

Annual Meeting attendance

All stockholders of record as of April 4, 2012 (the “Record Date”), or their duly appointed proxies, may attend the Annual Meeting. You will need to bring personal identification. Admission to the Annual Meeting depends on how your stock ownership is recorded by our transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”). If your stock is held in the name of a bank, broker or other holder of record and you plan to attend the Annual Meeting, please obtain proof of ownership, such as a current brokerage account statement or certification from your broker. If your stock is registered with our Transfer Agent, all you need is proof of identity; no proof of ownership is needed.

Voting at the Annual Meeting

Holders of our common stock (“Common Stock”) as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 51,245,369 shares of Common Stock outstanding, each of which is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

Quorum requirement

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

Stockholder of record & beneficial owner

Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Transfer Agent, you are considered the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting. We have enclosed a proxy card for you to use.

Beneficial Owner of Shares Held in Street Name

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote your shares and are also invited to attend the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting except as noted below under “How do I vote my shares in person at the Annual Meeting?” If you hold shares in street name, your broker, bank or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Voting in person at the Annual Meeting

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification. Even if you plan to attend the Annual Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Shares held beneficially in street name may be voted in person at the meeting if you obtain a signed “legal proxy” from the record holder (e.g., your broker, bank or nominee) giving you the right to vote the shares in person.

Voting without attending the Annual Meeting

If you complete and properly sign the accompanying proxy card and return it to the Transfer Agent, your shares will be voted as you direct on the proxy card. If you are a stockholder of record, follow the instructions included with your proxy card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, bank or nominee. For instructions on how to vote, please refer to the instructions included on your proxy card or, for shares held beneficially in street name, the voting instruction card provided by your broker, bank or nominee.

Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Our stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by their brokers, banks or nominees and mailing them to such entities in the accompanying pre-addressed envelopes.

Changing your vote after returning your proxy card

If you are a stockholder of record, you can revoke your proxy before it is exercised by:

•                       delivering written notice of revocation of the proxy to our Secretary prior to the Annual Meeting;

•                       executing and delivering a later dated proxy card to our Secretary; or

•                       attending and voting by ballot in person at the Annual Meeting.

If you are the beneficial owner of your shares held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described above in “In person voting at the Annual Meeting” All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

Required votes to approve each item

Each outstanding share of Common Stock is entitled to one vote on each proposal at the Annual Meeting. All matters require the existence of a quorum at the Annual Meeting.  All proposals require an affirmative vote of the majority of shares represented in person or by proxy.  Election of Directors is determined by plurality voting.  The three individuals receiving the largest number of votes will be elected.

In the election of Directors, you may vote “FOR” any of the nominee(s) or your vote may be “WITHHELD” with respect to any of the nominee(s). A properly executed proxy marked “ABSTAIN” with respect to any other matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any matter other than election of Directors will have the effect of a negative vote on that matter. If you hold your shares in street name through a broker, bank or other nominee, shares represented by broker non-votes (when the broker indicates they do not have their customer’s direction on how to vote, nor has discretionary authority on how to vote) will be counted in determining whether there is a quorum but will not be counted as votes cast on any matter.

Inspector of elections

Our Senior Vice President, General Counsel and Secretary, John M. Perisich, will act as Inspector of Elections and oversee the voting results. The Inspector of Elections will also determine the presence of a quorum.

Voting results of the Annual Meeting

We will announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission (“SEC”) within four business days of the Annual Meeting.

Board recommendations

The Board recommends a vote:

•                                       FOR Proposal No. 1 to elect each of the three Class A Directors.

•                                       FOR Proposal No. 2 to ratify the appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

Unless you give other instructions on your proxy card, the individual named as proxy holder on the proxy card will vote in accordance with the recommendations of the Board.

Expense of soliciting proxies

We will pay the costs for the solicitation of proxies, including the cost of preparing and mailing this Proxy Statement. Proxies are being solicited primarily by mail, but the solicitation by mail may be followed-up by solicitation in person, or by telephone or facsimile, by our regular employees without additional compensation for such proxy solicitation activity. We will reimburse brokers, banks and other custodians and nominees for their reasonable out-of-pocket expenses incurred in sending proxy materials to our stockholders.

Stockholder proposal deadline for the 2013 Annual Meeting

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for a stockholder’s proposal to be included in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our 2013 proxy materials must be received on or before the close of business on the day that is 120 days prior to April 9, 2013.  Proposals for inclusion in our 2013 proxy materials must comply with the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition to the requirements of the SEC, our Amended and Restated Bylaws (“Bylaws”) provide that in order for a proposal to be properly brought before an Annual Meeting of Stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board, or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice thereof in writing of the business to be brought before such meeting to our

Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. We expect to announce the date of the 2013 Annual Meeting of Stockholders in early 2013.

If a stockholder proposes to nominate for election or reelection a director, the stockholder’s notice must include all information relating to such director nominee that is required to be disclosed in solicitation of proxies for election of directors in an election contest, or otherwise required, in each case, pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

For any business that a stockholder desires to bring before an annual meeting, the stockholder’s notice must comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and must include the following:

•                                          a brief description of the proposal and the reasons for the proposal;

•                                          the name and address of such stockholder, and of such beneficial owner, as they appear on our books;

•                                          the class and number of shares of Common Stock which are owned beneficially and of record by such stockholder or such beneficial owner;

•                                          a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination; and

•                                          a representation whether the stockholder or the beneficial owner intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

Any stockholder who intends to present a proposal at the 2013 Annual Meeting of Stockholders must send the proposal via standard mail, overnight delivery or other courier service, to Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Secretary.

Information about Primoris Services Corporation

We maintain a corporate website at www.prim.com. Visitors to the Investor Relations section of our website can view and print copies of our SEC filings, including this Proxy Statement and Forms 10-K, 10-Q and 8-K. Copies of the charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee and our Code of Ethics, are also available through our website. Alternatively, stockholders may obtain, without charge, copies of all of these documents by writing to Investor Relations at the Company’s headquarters. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this Proxy Statement.

Documents not incorporated by reference into this Proxy Statement

The Audit Committee Report and the Compensation Committee Report are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically, and in writing, incorporate such information by reference.

MATTERS TO COME BEFORE THE MEETING

PROPOSAL 1—ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

General Information

We currently have a classified Board consisting of nine members.  Five of our Directors are independent Directors as determined under NASDAQ listing rules.  Our Directors are divided into three classes (Class A, Class B and Class C). Directors in each class are elected to serve for three-year terms that expire in successive years. The terms of Class A Directors Brian Pratt, Thomas E. Tucker and Peter C. Brown expire at the upcoming 2012 Annual Meeting.

In March 2012, the Board of Directors’ Nominating and Governance Committee recommended to the Board the nomination of Brian Pratt, Thomas E. Tucker and Peter C. Brown for re-election as Class A Directors for three-year terms expiring at the 2015 Annual Meeting, or until their successors are elected and qualified or their earlier death, resignation or removal.  If the nominees decline to serve or become unavailable for any reason, or if any vacancy occurs before the election at the 2012 Annual Meeting (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board may designate.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a quorum is present and voting, the three nominees receiving the highest number of votes will be elected as Class A Directors. Abstentions and broker non-votes have no effect on the result of the vote; however, abstentions and broker non-votes will be counted as shares present for purposes of determining the presence of a quorum.

Information Regarding Directors and Director Nominees

The following table sets forth information regarding our current Directors, including the Class C Director nominees for election at the Annual Meeting.  There are no family relationships among any Directors, nominees or named executive officers of the Company.

Name	Position with our Company	Age	Director Since

Class A Directors whose terms will expire at the 2012 Annual Meeting and are re-nominated for terms ending at the 2015 Annual Meeting:

Brian Pratt	Director, Chairman of the Board, Chief Executive Officer and President	60	2008
Thomas E. Tucker	Independent Director	69	2008
Peter C. Brown	Independent Director	68	2009

Class B Directors whose terms will expire at the 2013 Annual Meeting:

John P. Schauerman	Director, Executive Vice President, Corporate Development	55	2008
Stephen C. Cook	Independent Lead Director	62	2008
Peter J. Moerbeek	Director, Executive Vice President, Chief Financial Officer	64	2008

Class C Directors whose terms will expire at the 2014 Annual Meeting:

Eric S. Rosenfeld	Independent Director	54	2006
Michael D. Killgore	Director, Executive Vice President and Director of Construction Services	55	2010
Robert A. Tinstman	Independent Director	65	2010

The person(s) named in the enclosed proxy will vote to elect nominated Brian Pratt, Thomas E. Tucker and Peter C. Brown as Class A Directors, unless you withhold this authority to vote for the election of any or all of the nominees by marking the proxy to that effect.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BRIAN PRATT, THOMAS E. TUCKER AND PETER C. BROWN AS CLASS A DIRECTORS TO HOLD OFFICE UNTIL OUR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2015 OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED OR UPON THEIR EARLIER DEATH, RESIGNATION OR REMOVAL.

Director Biographies and Special Skills

Nominees for Reelection at the 2012 Annual Meeting (Class A)

BRIAN PRATT has been a Director and our Chairman as well as our President and Chief Executive Officer since July 2008. Mr. Pratt directs strategy, establishes goals and oversees our operations. Since 1983, he served as the President, Chief Executive Officer and Chairman of the Board of Primoris and its predecessor, ARB, Inc., a California corporation. Prior to July 2008, Mr. Pratt was the majority owner of Primoris. Mr. Pratt has over 30 years of hands-on operations and management experience in the construction industry.  Mr. Pratt completed four years of courses in Civil Engineering at California Polytechnic College in Pomona.

Mr. Pratt has an intimate knowledge of our business, employees, culture, competitors and the effect on our business of various government policies.  We believe that his long history and experience with Primoris, his significant ownership position and his in-depth knowledge of the construction industry demonstrate that Mr. Pratt is well qualified to serve on our Board.

THOMAS E. TUCKER has served as one of our Directors since July 2008. He is currently Chairman of Pennhill Land Company, a real estate development and investment company, where he has worked since he founded the company in 1983. He served as a Board Member of RSI Holding Corporation, a privately held national manufacturer of cabinets for homes, from 2002 to November 2008. Prior to that, he served as an Advisory Board Member of ORCO Block Company, a Southern California manufacturer of block products, and Gemini Investors, a Boston based Investment Capital firm. Mr. Tucker also serves as a board member of the Segerstrom Center for the Arts in Orange County, California. Mr. Tucker received a B.S. in Business from the University of Southern California.

We believe that Mr. Tucker’s experience as a founder and executive officer of a large real estate development company, his expertise in the real estate development business and his directorships of both private and public companies qualify him to serve on our Board.  The Board determined that Mr. Tucker meets the NASDAQ rules for independence and is therefore an independent director.

PETER C. BROWN joined our Board on February 6, 2009. He has served from 1974 to 2005 as President and is currently Senior Principal Stockholder of Brown Armstrong Accountancy Corporation, a regional provider of tax, audit, consulting and business services headquartered in Bakersfield, California.  Mr. Brown received a B.S. in Accounting from the University of Arizona.  He is a member of the American Institute of Certified Public Accountants, the California Society of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

We believe that Mr. Brown’s qualifications to serve on our Board include his in-depth knowledge and understanding of generally accepted accounting principles, his background in taxation regulations, experience in preparing, auditing and analyzing financials statements and understanding of the responsibilities and functions of audit committees.  The Board determined that Mr. Brown meets the NASDAQ rules for independence and is therefore an independent director.

Directors with Terms Expiring at the 2013 Annual Meeting (Class B)

JOHN P. SCHAUERMAN was named as our Executive Vice President, Corporate Development effective February 6, 2009, and has served as a Director since July 2008. He served as the Chief Financial Officer of Primoris from February 2008 to February 2009.  He also served as a Director of Primoris and its predecessor entity from 1993 to July 2008. He joined our wholly-owned subsidiary, ARB, Inc., in 1993, as Senior Vice President. In his current role, he is responsible for developing and integrating our overall strategic plan, including the evaluation and structuring of new business opportunities and acquisitions. Prior to joining ARB, Inc., he was Senior Vice President of Wedbush Morgan Securities.  Mr. Schauerman received a B.S. in Electrical Engineering from UCLA and an M.B.A. from Columbia Business School.

We believe that Mr. Schauerman’s qualifications to serve on our Board include his knowledge of our business, employees, culture, competitors and the effect on our business of various government policies.

STEPHEN C. COOK has served as one of our Directors since July 2008 and in May 2010 was appointed by the Board as Lead Director of the Company. He has served as President and principal stockholder of Fieldstone Partners, a Houston, Texas-based investment banking firm, focused primarily on corporate merger and acquisition advisory services, since 1990. He has over 30 years of experience in the investment banking business, including 10 years with Rotan Mosle, Inc., a Texas-based regional investment firm and underwriter where he served as co-head of the corporate finance department and as a Director of the firm. Mr. Cook received an A.B. in Economics from Princeton University and an M.B.A. from Harvard Business School.

We believe that Mr. Cook’s qualifications to serve on our Board include his business and investment banking experience and his wealth of knowledge of mergers and acquisitions. The Board has determined that Mr. Cook meets the NASDAQ rules for independence and is therefore an independent director.

PETER J. MOERBEEK was named our Executive Vice President, Chief Financial Officer effective February 6, 2009. He has served as one of our Directors since July 2008 and was Chairman of the Audit Committee until February 2009. From 2006 through February 2009, he was the Chief Executive Officer and a founder of a private equity-funded company engaged in the acquisition and operation of water and wastewater utilities. From August 1995 to June 2006, Mr. Moerbeek held several positions with publicly traded Southwest Water Company, a California based company which provides water and wastewater services, including Director from 2001 to 2006; President and Chief Operating Officer from 2004 to 2006; President of the Services Group from 1997 to 2006; Secretary from 1995 to 2004; and Chief Financial Officer from 1995 to 2002. From 1989 to 1995, Mr. Moerbeek was the Vice President of Finance and Operations for publicly traded Pico Products, Inc., a manufacturer and distributor of cable television equipment.  Mr. Moerbeek received a B.S. in Electrical Engineering and an MBA from the University of Washington and is a licensed certified public accountant.

We believe that Mr. Moerbeek’s qualifications to serve on our Board include his experience as the chief operating officer and the chief financial officer of a NASDAQ listed company, as well as his in-depth knowledge and understanding of generally accepted accounting principles, experience in analyzing financial statements, understanding of internal control over financial reporting and his understanding of audit committee functions.

Nominees with Terms Expiring at the 2014 Annual Meeting (Class C)

MICHAEL D. KILLGORE was appointed a Director on December 18, 2009.  He was named as our Executive Vice President, Director of Construction Services in March 2010.  He is responsible for overall operations management for our “East Construction Services” and “West Construction Services” business segments.  He has been employed by James Construction Group and its predecessor companies since 1977 and was Chief Executive Officer of James Construction Group from 2007 to 2010. Mr. Killgore received a B.S. Civil Engineering degree from Louisiana Tech University in 1978.  He is a registered Civil and Environmental Engineer in the state of Louisiana.

We believe that Mr. Killgore’s knowledge and experience as a senior executive of a major construction firm and his knowledge and understanding of the construction industry qualify him to serve on our Board.

ROBERT A. TINSTMAN was appointed a Director on December 18, 2009.  Mr. Tinstman is currently the President of Tinstman and Associates, LLC. From 1974 to 1999, he was employed by Morrison Knudsen and served as its President/Chief Executive Officer for the period 1995 to 1999.  Mr. Tinstman was the Executive Chairman of James Construction Group from 2002 to 2007. Mr. Tinstman is a registered Professional Engineer in the state of Idaho. He graduated from University of Wisconsin, Platteville, with a B.S., Mining Engineering in 1968.

Mr. Tinstman is also a director on the following public company boards:  IDA CORP, Inc., where he is chairman of the compensation committee; Home Federal Bancorp, where he is a member of the audit committee and chairman of the compensation committee; and CNA Surety, where he was a member of the audit committee and chairman of the compensation committee through June 2011.

We believe that Mr. Tinstman’s qualifications to serve on our Board include his experience as President and Chief Executive Officer of one of the largest construction companies in the United States as well as his wealth of knowledge of business systems and construction operations. The Board determined that Mr. Tinstman meets the NASDAQ rules for independence and is therefore an independent director.

ERIC S. ROSENFELD has served as one of our Directors since 2006. He was Chairman of the Board, Chief Executive Officer and President of Rhapsody Acquisition Corp. from its founding in 2006 through its merger with Primoris in July 2008. Mr. Rosenfeld has been the President and Chief Executive Officer of Crescendo Partners, L.P., an investment firm, since its formation in November 1998. From 1985 to 1998, Mr. Rosenfeld was a managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. Mr. Rosenfeld has also served as chairman and/or director on the boards of various companies. Mr. Rosenfeld received an A.B. in Economics from Brown University and an M.B.A. from Harvard Business School.

We believe that Mr. Rosenfeld’s business and investment banking expertise and his directorships on both private and public companies qualify him to serve on our Board. The Board determined that Mr. Rosenfeld meets the NASDAQ rules for independence and is therefore an independent director.

Board Compensation

Compensation information for Mr. Pratt, Mr. Moerbeek, Mr. Killgore and Mr. Schauerman are reported in the Summary Compensation Table under “Executive Compensation” as we do not pay employee Directors any additional compensation for their service as Directors.

From July 2008 through May 5, 2011, all compensation for non-employee independent Directors was paid in cash.  At a meeting on May 6, 2011, the Board of Directors adopted changes to the compensation program for the non-employee directors based on a recommendation by the Compensation Committee.  The plan was the result of Compensation Committee deliberations including information provided by an independent consulting firm.

Current compensation includes the following components:

•     Cash payments of $27,500 made for the second and fourth calendar quarters of each year.

•     In lieu of cash payments in the first and third calendar quarters of each year, the Directors will be issued restricted common stock with an approximate value of $36,667.  The number of shares will be determined using the average of the closing prices of the Company common stock on NASDAQ for the one-month period prior to the beginning of the quarter.  The shares will be issued pursuant to the Primoris 2008 Long-Term Incentive Plan.  The shares will be restricted for a period of one year from the date of issuance.

•     Additional annual cash compensation as follows:

•                  $20,000 to the Chairman of the Audit Committee

•                  $15,000 to the Chairman of the Compensation Committee

•                  $15,000 to the non-employee chairman of any other committees established by the Board of Directors.

In addition, Directors are reimbursed for expenses incurred in connection with Board and Board Committee meetings and assignments.

The table below details the compensation earned by our non-employee Directors in 2011.

Non-Employee Director	Fees Earned or Paid in Cash	Non-Equity Incentive Plan Compensation	All Other Compensation (1)	Total
Peter C. Brown	$88,000	$—	$36,667	$124,667
Stephen C. Cook	$83,000	$—	$36,667	$119,667
Eric S. Rosenfeld	$70,500	$—	$36,667	$107,167
Robert A. Tinstman	$78,000	$—	$36,667	$114,667
Thomas E. Tucker	$70,500	$—	$36,667	$107,167

(1)                                  Stock Awards and Option Awards: Non-employee Directors were issued shares of restricted common stock in the third quarter of 2011, with a value of $36,667 based on the average closing price of stock for July 2011.  The Company has never issued stock options for Director compensation.

Stockholder Communications with the Board of Directors

Stockholders may communicate with any of our Directors, including our Chairman, or the Chairman of any of the Committees of the Board, or the non-management Directors, as a group, by writing to them at Primoris Services Corporation, c/o Secretary, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201. Please specify to whom your correspondence should be directed. The Secretary will promptly forward all correspondence to the Board or any specific committee member, as indicated in the correspondence, except for mass mailings, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Secretary may forward certain correspondence, such as product-related or service-related inquiries, elsewhere within the Company for review and possible response.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on Proxy Card)

General

We are asking the stockholders to ratify the Audit Committee’s appointment of Moss Adams, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. The firm is a registered public accounting firm with the Public Company Accounting Oversight Board (“PCAOB”), as required by the Sarbanes-Oxley Act of 2002 and the rules of the PCAOB. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and our stockholders.

A Moss Adams, LLP representative is expected to attend the 2012 Annual Meeting of the Stockholders. He will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate stockholder questions.

The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, entitled to vote at the Annual Meeting is required to approve the ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for 2012.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

STOCK OWNERSHIP

Security Ownership of 5% or Greater Stockholders, Directors, Director Nominees and Executive Officers

The following table sets forth information with respect to beneficial ownership of Common Stock for (i) those persons known by management of the Company to beneficially own 5% or more of our Common Stock (other than executives and Directors), (ii) each Director and Director nominee, (iii) the Named Executive Officers (as defined below) listed in the Summary Compensation Table under “Executive Compensation”, and (iv) all of our executive officers and Directors as a group. The information for the officers and Directors is provided as of April 6, 2012 and the information for 5% or more stockholders is as of the most recent filings with the SEC.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. To our knowledge, the persons named in the table have “sole voting and investment power” and “shared voting and investment power”, as indicated below, with respect to all shares of Common Stock beneficially owned, subject to community property laws where applicable.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after April 6, 2012 divided by the sum of the 51,245,369 shares of Common Stock outstanding on April 6, 2012, plus the number of shares of Common Stock that such person or group has the right to acquire on or within 60 days after April 6, 2012.  The Company is not aware of any arrangement or pledge of Common Stock that could result in a change of control of the Company.

	Amount and Nature of Beneficial Ownership (1)
Name	Shared Investment Power	Sole Investment Power	Shared Voting Power	Sole Voting Power	Shared and Sole Voting Power—Total	Percentage of Common Stock Outstanding (2)
5% or Greater Stockholders:
None

Named Executive Officers and Directors:
Brian Pratt (3)	97,810	16,049,958	97,810	16,049,958	16,147,768	31.51%
Scott E. Summers (4)	23,205	1,122,494	1,133,172	12,527	1,145,699	2.24%
John P. Schauerman (5)	—	1,241,533	1,241,533	—	1,241,533	2.42%
John M. Perisich (6)	—	140,428	—	140,428	140,428	*
Eric S. Rosenfeld (7)	106,840	828,749	106,840	828,749	935,589	1.83%
Peter J. Moerbeek	—	27,377	—	27,377	27,377	*
Stephen C. Cook	—	5,544	—	5,544	5,544	*
Thomas E. Tucker (8)	8,136	29,444	8,136	29,444	37,580	*
Peter C. Brown	—	5,444	—	5,444	5,444	*
Michael D. Killgore	—	631,986	—	631,986	631,986	1.23%
Robert A. Tinstman	—	5,444	—	5,444	5,444	*
Timothy R. Healy	—	462,384	—	462,384	462,384	*

All Directors, nominees and executive officers as a group (14 individuals)					21,494,803	41.94%

*                           Indicates beneficial ownership of less than one percent of total outstanding Common Stock.

(1)	This table lists voting securities, including shares held of record, shares held by a bank, broker or nominee for the person’s interest and shares held through family trust arrangements.

(2)	Beneficial shares with both sole and shared voting power as a percentage of Common Stock outstanding as of April 6, 2012, or 51,245,369 shares.

(3)

Includes 16,049,958 shares of Common Stock held directly by Brian Pratt and indirectly by Barbara Pratt, as the spouse of Mr. Pratt, and 97,810 shares of Common Stock owned directly by Ms. Pratt and indirectly by Mr. Pratt.

(4)

Represents 12,527 shares of Common Stock owned directly by Scott E. Summers and 1,109,967 shares of Common Stock owned directly by the Summers Family Trust, and indirectly by Scott E. Summers, as trustee of the trust. Additionally, 23,205 shares of stock are held by Scott Summer’s children’s trusts with Patrick Summers, the brother of Scott E. Summers, as trustee of the children’s trusts.

(5)	Represents 1,241,533 owned directly by the Schauerman Family Trust and indirectly by John P. Schauerman and Claudia H. Schauerman as trustees.

(6)	Represents 140,428 shares of Common Stock owned directly by the Perisich Family Trust dated July 11, 2007 and indirectly by John M. Perisich, as trustee of the trust.

(7)	Includes 828,749 shares of Common Stock held directly by Eric Rosenfeld, 106,840 shares of Common Stock held by the Rosenfeld 1991 Children’s Trust, of which Mr. Rosenfeld’s wife is the sole trustee

(8)

Includes 5,444 shares of Common Stock held directly by Thomas E. Tucker, 24,000 shares of Common Stock held by the Tucker Family Trust U/A dated 12/21/1998, a revocable trust, of which Thomas E. Tucker is a trustee and beneficiary, 3,303 shares of Common Stock held by SaraJen Capital, LLC. a California Limited Liability Company, of which Mr. Tucker is a one-third member and sole manager with full dispositive power over such shares, and 4,833 shares of Common Stock held by Josephine Tucker-Arenson TTEE U/A DTD 4-30-1996, of which Mr. Tucker holds power of attorney.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, Directors and persons who own more than ten percent (10%) of a registered class of our equity securities to file reports of securities ownership and changes in ownership with the SEC.

As of the date of this Proxy Statement, and based solely on our review of the copies of such reports furnished to us and written representations from our executive officers and Directors, we believe that all reports needed to be filed by current Section 16 reporting persons have been timely filed for the year ended December 31, 2011, with the exception of one Form 4 for Eric S. Rosenfeld and one Form 4 for Michael D. Killgore, which were not filed on a timely basis.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

We believe that effective corporate governance is an important element of our long-term success and ability to create value for our stockholders. Our Board periodically reviews our existing corporate governance policies and practices, as well as related provisions of the Sarbanes-Oxley Act of 2002, current and proposed rules of the SEC, and the corporate governance requirements of NASDAQ. Based on its review, the Board has approved charters, policies, procedures and controls that we believe promote and enhance our corporate governance, accountability and responsibility and promote a culture of honesty and integrity.

Our Code of Ethics and the charters for each of our Board committees are available on the Investor Relations section of our website at www.prim.com, and copies are available free of charge upon request to our Secretary at Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

Board Independence

The listing standards of NASDAQ require that companies have a board of directors with at least a majority of independent directors. For a Director to qualify as independent, the Board must affirmatively determine that the Director has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. To assist it in making independence determinations, the Board has adopted independence standards based on NASDAQ rules. Under these standards, a Director is not independent if:

•               The Director is, or has been within the last three years, one of our or our subsidiaries’ employees, or the Director has an immediate family member who is, or has been within the last three years, one of our executive officers;

•               The Director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in compensation from us (other than compensation for Board or Committee service, compensation to a family member who is an employee but not an executive officer, or benefits under a tax-qualified retirement plan or non-discretionary compensation);

•               The Director is, or has a family member that is, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or any of the last three years that exceed 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is greater, other than payments arising solely from investments in our securities or payments under non-discretionary charitable contribution matching programs;

•               The Director or an immediate family member is currently employed, or has been employed within the last three years, as an executive officer of another company where any of our present executive officers serves or has served on that company’s compensation committee; or

•               The Director is, or has a family member that is a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during any of the past three years.

On the basis of the Board Independence Standards identified above, the Board has determined that Messrs. Brown, Cook, Rosenfeld, Tinstman and Tucker are independent under the NASDAQ listing standards. The Board has also determined that each member of our Audit Committee qualifies as independent under Rule 10A-3 of the Exchange Act.

Board Structure and Committee Composition

The Board has (i) an Audit Committee, (ii) a Compensation Committee, and (iii) a Nominating and Corporate Governance Committee. The Board and its Committees meet throughout the year on a set schedule and also hold special meetings and act by written consent from time to time, as appropriate. The Board held a total of five meetings, the Audit Committee held six meetings, the Compensation Committee held six meetings and the Nominating and Corporate Governance Committee held two meetings.  There were a total of 19 Board and Committee Meetings during 2011. The independent Directors meet in executive session at meetings of the Board and Committees as necessary. The Independent Directors met in executive session twice during 2011.

Mr. Pratt, our Chief Executive Officer also serves as the Chairman of the Board.  The Board believes that as a result of his significant ownership of Primoris stock and his knowledge as Chief Executive Officer since 1983, there is no benefit to be derived by separating the positions of Chairman and Chief Executive Officer. As the Company continues to grow, the Board will review the advisability of separating the two positions.  In May 2010, Mr. Cook was appointed by the Board as the Lead Director, responsible for chairing the Board meetings in the absence of the Chairman, chairing executive sessions, acting as the principal liaison between the Chairman and the independent Directors and serving as the contact Director for shareholders.

The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer.  The compensation of our Chief Executive Officer and all other executive officers are determined or recommended to the Board of Directors for determination by independent directors constituting a majority of the board of directors’ independent directors in a vote in which only independent directors participate.

Director nominees are selected or recommended for the Board of Directors’ selection by independent directors constituting a majority of the Board of Directors’ independent directors in a vote in which only independent directors participate.

Other than two meetings Mr. Rosenfeld could not attend, each Director attended all Board meetings held during the period for which such person served as a Director in 2011.  In addition, other than Mr. Rosenfeld, each Director attended all of the meetings held by all Board committees on which such person served (during the periods that such person served).  Mr. Rosenfeld attended one of the two Nominating and Corporate Governance Committee meetings during the year 2011.

Each of the Board committees operates under a written charter adopted by the Board. The Board committee charters are available on our website at www.prim.com.

The members of the Board committees are identified in the following table:

Director (1)	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Brian Pratt			Chair
John P. Schauerman
Eric S. Rosenfeld			X
Peter J. Moerbeek
Stephen C. Cook	X	Chair
Thomas E. Tucker	X		X
Peter C. Brown	Chair	X
Michael D. Killgore
Robert A. Tinstman		X
Number of Meetings held in 2011	6	6	2

(1)           Messrs. Brown, Cook, Rosenfeld, Tinstman and Tucker are independent Directors.

Audit Committee

The Audit Committee consists of three persons, all of whom are independent under the NASDAQ listing standards. Members of the Audit Committee must also satisfy additional SEC independence requirements, which provide that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company other than compensation in their capacity as Director, or otherwise be an “affiliated person” of us.  The Board has determined that Audit Committee members Messrs. Brown, Cook and Tucker all satisfy the applicable SEC independence requirements.

The Audit Committee oversees our accounting and financial reporting processes, internal control systems, independent auditor relationships and the audits of our financial statements. Among other matters, the Audit Committee’s responsibilities include the following:

•     selecting and hiring our independent registered public accounting firm;

•     evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•               reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•               overseeing the administration of management’s process for the design, review of adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•     reviewing management’s assessment of internal control and steps taken to monitor and control our exposure to financial risk;

•               overseeing the administration of management’s process of reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•               overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements of accounting matters;

•               reviewing with management and our independent registered public accounting firm the results of our annual and quarterly financial statements; and

•     reviewing and approving any related party transactions.

Audit Committee Financial Expert.     The Board has also determined that Mr. Brown is the Audit Committee “financial expert” as defined under SEC rules and regulations.

Independent Registered Public Accounting Firm Fees and Services

All fees billed by Moss Adams, LLP, have been approved in advance by the Audit Committee of the Board of Directors.  The following is a summary of the fees billed for professional services for the fiscal years ended December 31, 2011 and 2010:

Fee Category	Calendar Year 2011 Fees	Calendar Year 2010 Fees
Audit Fees (1)	$586,000	$553,000
Audit Related Fees (2)	178,400	115,000
Tax Fees (3)	71,107	275,000

Total Fees	$835,507	$943,000

(1)              Fees for audit services consist of the fees associated with the annual audit, for quarterly SAS 100 reviews and reviews of our Quarterly Reports on Form 10-Q.

(2)              Audit related fees include proxy filings, registration statement and standalone audits for Primoris subsidiaries.

(3)              Tax fees include professional services rendered for tax compliance (preparation and review of tax returns), tax advice and tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has, by resolution, adopted policies and procedures regarding the pre-approval of the performance by Moss Adams, LLP of certain audit and non-audit services. Moss Adams, LLP has been instructed that it may not perform any service unless the approval of the Audit Committee is obtained prior to the performance of the services, except as may otherwise be provided by law or regulation. All services listed above were approved by the Audit Committee.

Audit Committee Report

The following report of the Audit Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by us under the Securities Act or the Securities Exchange Act, except to the extent we specifically incorporate this report by reference.

The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility to oversee (i) the integrity of our financial statements, (ii) the independent registered public accounting firm’s qualifications, independence and performance, (iii) our accounting and financial reporting processes, (iv)our compliance with financial legal and regulatory requirements, and (v) the audits of our financial statements. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of the independent registered public accounting firm. The independent registered public accounting firm reports directly to the Audit Committee.

Management has the primary responsibility for the preparation of the financial statements and the reporting process. Our management has represented to the Audit Committee that the consolidated financial statements for the fiscal year ended December 31, 2011 were prepared in accordance with generally accepted accounting principles. Our independent registered public accounting firm is responsible for auditing these consolidated financial statements. In the performance of its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with management the critical accounting policies that were applied in the preparation of our consolidated financial statements. The Audit Committee also discussed with management the process for certifications by our Chief Executive Officer and our Executive Vice President, Chief Financial Officer. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee received from the independent registered public accounting firm the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with them their independence from the Company and its management. The Audit Committee also evaluated whether the independent registered public accounting firm’s provision of non-audit services to us was compatible with the auditor’s independence and determined it was compatible.

The Board determined that the Audit Committee members meet the independence requirements of Rule 10A-3 of the Exchange Act and applicable NASDAQ independence rules.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2011 for filing with the Securities and Exchange Commission.

February 23, 2012

Peter C. Brown (Chairman)

Stephen C. Cook

Thomas E. Tucker

Compensation Committee

The members of the Compensation Committee of the Board are Messrs. Cook (Chairman), Brown and Tinstman. All three of the members of the Compensation Committee meet the independence requirements of NASDAQ listing standards. The Chairman of the Compensation Committee is Mr. Cook.

The Compensation Committee monitors and assists the Board in determining compensation for our senior management and Directors. The Board and the Compensation Committee do not make decisions regarding an executive officer’s compensation in the presence of such executive officer.  After the Compensation Committee analyzes compensation issues related to our Chief Executive Officer and other executive officers, it makes a recommendation to the Board’s independent Directors.  The compensation of our Chief Executive Officer and all other executive officers is then recommended to the Board for determination by independent directors constituting a majority of the Board’s independent directors in a vote in which only independent directors participate.  The Compensation Committee has the following authority and responsibilities, among others, with respect to our Director and executive compensation plans:

•               Reviewing the goals and objectives of our executive compensation programs and recommending to the Board any changes to these goals and objectives;

•               Reviewing our executive compensation plans and recommending to the Board the adoption of new or amendments to existing plans;

•               Evaluating annually the performance of the Chief Executive Officer and recommending to the independent members of the Board his or her compensation level based on this evaluation;

•               Evaluating annually the performance of the other executive officers of the Company and its subsidiaries and recommending to the independent members of the Board the compensation level of each based on this evaluation;

•               Reviewing and recommending to the independent members of the Board, concurrently with the Board’s Audit Committee, any employment, severance or termination arrangements made with any executive officer of the Company or its subsidiaries; and

•               Evaluating the appropriate level and types of compensation for Board and Committee service by non-employee Directors and recommending any changes to the Board.

The Compensation Committee has the power to form subcommittees for any purpose that it deems appropriate and may delegate to such subcommittee such power and authority as the Compensation Committee may deem appropriate, provided it does not delegate to a subcommittee any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole. The Compensation Committee may consider the recommendations of our Chief Executive Officer in determining the level of compensation of the executive officers of the Company and subsidiaries. The Compensation Committee has the authority to retain such independent consultants or advisers as it deems necessary and appropriate, including compensation consultants, to advise it with respect to amounts or forms of executive or director compensation, and may rely on the integrity and advice of any such advisers. The Compensation Committee also has the sole authority to retain a compensation consultant to assist it in carrying out its responsibilities, including the sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by us, and to terminate any such consultant.

In 2011, the Committee engaged Cogent Compensation Partners as an independent consultant to assist the Committee and in February 2012, replaced them with Pay Governance, LLC.  Prior to their engagement, neither Cogent Compensation Partners nor Pay Governance performed any services for the Company.  Pay Governance assists the Committee in meeting its responsibilities.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between any member of our Board and any member of the board of directors or compensation committee of any other companies, nor has such interlocking relationships existed in the past.

Shareholder Advisory “Say on Pay” Vote

In our 2011 proxy, we said that we believed that seeking shareholder approval advisory votes every third year would provide the most efficient form of communication and would lend itself to the long-term nature of the compensation plans for our management.  At the 2011 annual meeting, of those votes that expressed a position on the frequency of pay, 76.25% recommended an advisory vote every three years.  After deliberation, the Compensation Committee and the Board adopted the position of asking for an advisory vote every three years.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis contained elsewhere in this Proxy Statement.  Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included herein and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

March 27, 2012

Stephen C. Cook (Chairman)

Peter C. Brown

Robert A. Tinstman

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee are Messrs. Pratt (Chairman), Rosenfeld and Tucker. The Board has determined that two of the three members (Messrs. Rosenfeld and Tucker) meet the criteria required under applicable SEC and NASDAQ listing standards for independence. The Chairman of the Nominating and Corporate Governance Committee is our Chairman of the Board, Chief Executive Officer and President, Brian Pratt.

The Nominating and Corporate Governance Committee assists the Board by identifying individuals qualified to become Directors consistent with criteria established by the Board.  After the Nominating and Corporate Governance Committee identifies qualified individuals, it makes a recommendation to the Board’s independent Directors.  Director nominees are selected by a majority of the Board’s independent directors in a vote in which only independent directors participate. Among other matters, the Committee’s responsibilities include the following:

•               evaluating the composition, size and governance of the Board and its committees and making recommendations regarding future planning and the appointment of Directors to committees of our Board;

•     administering a policy for evaluating and considering nominees for election to the Board;

•     overseeing the evaluation of our Board as a whole;

•               reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes; and

•     developing and reviewing our Code of Ethics and assuring it is appropriate for us.

Selection of Board Nominees

In identifying Board nominees, we have reviewed individuals who are known to our officers or Directors, or individuals with significant industry or other relevant experience. Following the establishment of our Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee has reviewed the qualifications of potential Director candidates in accordance with its Charter.

The Nominating and Corporate Governance Committee’s consideration of a candidate as a Director includes assessment of the individual’s understanding of our business, the individual’s professional and educational background, skills, expertise, potential time commitment, and other criteria established by the Nominating and Corporate Governance Committee from time to time. To provide such a contribution to us, a Director must generally possess one or more of the following, in addition to personal and professional integrity:

•     experience in corporate management;

•     experience in our industry;

•     experience as a board member or officer of a publicly held company;

•     diversity of expertise and experience in substantive matters related to our business; and

•     practical and mature business judgment.

The Nominating and Corporate Governance Committee has adopted its own procedures for evaluating the suitability of potential Director nominees, including qualifications for a “financial expert” and financially literate members for the Audit Committee.

Stockholder Nominations

The rules of the SEC establish the eligibility requirements and the procedures that must be followed for inclusion of a stockholder’s proposal in a public company’s proxy materials. Under those rules, proposals submitted for inclusion in our proxy materials must be received on or before the close of business on the day that is 120 days prior to the date on which we released to stockholders our proxy statement for the prior year’s Annual Meeting of Stockholders. Proposals for inclusion in our proxy materials must comply with the procedures set forth in Rule 14a-8 under the Exchange Act.

In addition to the requirements of the SEC, our Bylaws provide that in order for a proposal to be properly brought before an annual meeting of stockholders, it must be either (1) specified in the notice of the meeting given by us, (2) otherwise brought before the meeting by or at the direction of our Board or (3) properly brought before the meeting by a stockholder entitled to vote at the meeting and who complies with the following notice procedures: (i) the stockholder must give timely notice in writing of the business to be brought before such meeting to our Secretary, and (ii) such business must be a proper matter for stockholder action under the Delaware General Corporation Law. Our Bylaws provide that to be timely, a stockholder’s notice must be delivered to our Secretary at our principal executive offices not less than 45 days prior to the first anniversary of the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting. If the date of the subsequent year’s Annual Meeting of Stockholders is changed by more than 30 days from the date of the prior year’s meeting, notice by the stockholder for the subsequent year’s Annual Meeting must be delivered to our Secretary within a “reasonable time” prior to our mailing of the proxy materials for the subsequent year’s Annual Meeting of Stockholders. We expect to announce the date of the 2013 Annual Meeting of Stockholders in early 2013.

If a stockholder proposes to nominate for election or reelection a Director, such stockholder’s notice shall set forth all information relating to such Director nominee that is required to be disclosed in solicitation of proxies for election of Directors in an election contest, or otherwise required, in each case pursuant to Regulation 14A and Rule 14a-11 under the Exchange Act.

The Nominating and Corporate Governance Committee will consider all stockholder recommendations for candidates for the Board, which should be sent to the Nominating and Corporate Governance Committee, c/o Secretary, Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201.

The Nominating and Corporate Governance Committee will evaluate recommendations for Director nominees submitted by Directors, management or qualifying stockholders in the same manner, using the criteria stated above. All Directors and Director nominees will be required to submit a completed directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Corporate Governance Committee.

Ad-Hoc Succession Planning Committee

In May 2011, the board of directors established a Succession Planning Committee on an ad hoc basis and appointed Mr. Tinstman as Committee Chair.  The purpose of the Committee is to coordinate the efforts of the board and executive management in establishing the processes, procedures and practices that the board and management will use to meet their succession planning responsibilities.  The Committee Chair has met with other independent directors, our chief executive officer and executive recruiting firms, and he is currently developing a formal proposal and action plan for the board.

Board Role in Risk Oversight

Our Board is responsible for oversight of our Company’s risks.  As with all companies, and especially with construction companies, we face a variety of risks in our business.  Many of these risks have been included in Item 1A, “Risk Factors” in our Annual Report on Form 10-K, filed on March 5, 2012.

While we can give no assurances that we will be able to identify or mitigate all possible risks in advance,  the Board believes that having a system in place for risk management and implementing strategies responsive to our risk profile and exposures is the best way to identify in a timely manner specific material risks.  In order to more efficiently provide oversight of these material risks, the Board has designated certain risk oversight responsibilities to relevant Board committees.  The Audit Committee has the direct responsibility for risk oversight relating to accounting matters, financial reporting, enterprise, legal and compliance risks.  To assist in this risk oversight function, the Audit Committee obtains assistance from the following:  (1) our Chief Financial Officer, who is responsible for managing our risk management function, (2) our General Counsel, who is responsible for the Company’s third party insurance programs and (3) our independent registered public accounting firm.  The Audit Committee meets periodically with management and the independent auditors to review financial exposures.  The Compensation Committee is responsible for risks related to employment policies and our compensation and benefits systems.  The Nominating and Corporate Governance Committee oversees risks associated with our Code of Conduct, including compliance with listing standards for independent directors and committee assignments.  The committee chairmen report any risk-related matters to the full Board at the next Board meeting and special meetings of the Board, if necessary.

While the Board is responsible for risk oversight, the day-to-day risk management is the responsibility of the operating management and executive officers.  Unlike some publicly traded companies, our executive officers maintain a significant ownership interest which results in an increased level of awareness about risk management and risk oversight throughout the management team and the Company.

Code of Ethics

The Company has a Code of Ethics that complies with the rules and regulations adopted by the SEC and NASDAQ listing standards and are applicable to all of our Directors, officers and employees. The Code of Ethics is available in the Investor Relations section of our website at www.prim.com. We intend to post amendments to, or waivers, if any, from our Code of Ethics (to the extent applicable to our Directors or its Chief Executive Officer, Principal Financial Officer, or Principal Accounting Officer) at this location on our website. Among other matters, this Code of Ethics is designed to promote:

•               honest and ethical conduct;

•               avoidance of conflicts of interest;

•               full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in our other public communications;

•               compliance with applicable governmental laws and regulations and stock exchange rules;

•               prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and

•               accountability for adherence to the Code of Ethics.

Policy Regarding Director Attendance at Annual Meetings of Stockholders

Directors are strongly encouraged to attend our Annual Meetings of Stockholders, and we currently expect all of our Directors to be in attendance at the Annual Meeting on May 4, 2012.  With the exception of Mr. Rosenfeld, all the Directors were in attendance at the 2011 Annual Meeting.  All the Directors were in attendance at the 2010 Annual Meeting.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We currently have a written policy, adopted by our Board, regarding the review, approval and ratification of any related party transaction. Under this policy, our Audit Committee will review the relevant facts and circumstances of each related party transaction, and either approve or disapprove the related party transaction. Any related party transaction may be consummated and continue only if the Audit Committee has approved or ratified such transaction.

The following is a description of related party transactions in the year ended December 31, 2011 to which we have been a party, in which the amount involved exceeded $120,000, other than compensation and employment arrangements described elsewhere in this Proxy Statement. We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s length transactions with independent third parties.

In 2010, the Company entered into a $6.1 million agreement to construct a wastewater facility for Pluris, LLC, a private company in which Brian Pratt holds the majority interest.  The transaction was reviewed and approved by the Audit Committee of the Board of Directors and the project was completed in November 2011.

In prior years, we entered into various transactions with Stockdale Investment Group, Inc. (“SIGI”). Our majority stockholder, Chief Executive Officer, President and Chairman of the Board, Brian Pratt, also holds a majority interest in SIGI and is the chairman, president and chief executive officer and a director of SIGI.  John M. Perisich, our Senior Vice President, General Counsel and Secretary, is secretary of SIGI.

During 2011, we continued with the following related party transactions:

We lease some of our facilities from SIGI. All of these leases were entered into at what are determined were market rates and are on similar terms as if negotiated with an independent third party.

We lease properties from SIGI located in Bakersfield, Pittsburg and San Dimas, California, and in Pasadena, Texas.  During the years ended December 31, 2011 and 2010, we paid $910,000 and $892,000, respectively, in lease payments to SIGI for the use of these properties.

We lease a property from Roger Newnham, one of our stockholders and a manager at our subsidiary Born Heaters Canada. The property is located in Calgary, Canada. During the years ended December 31, 2011 and 2010, we paid $277,000 and $252,000, respectively, in lease payments to Mr. Newnham for the use of this property. The term of the lease is through December 31, 2014.

As a result of the November 2010 acquisition of Rockford, we entered into a lease with Lemmie Rockford, one of our stockholders, for property located in Toledo, Washington.  During the year ended December 31, 2011 we paid $90,000.  The lease expires on January 15, 2015.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In this section we discuss the compensation paid to the following executive officers who are listed in the “Summary Compensation Table”.

•                                          Brian Pratt, 60, Chairman of the Board, Chief Executive Officer and President

•                                          Peter J. Moerbeek, 64, Executive Vice President, Chief Financial Officer

•                                          Michael D. Killgore, 55, Executive Vice President, Director of Construction Services

•                                          John P. Schauerman, 55, Executive Vice President, Corporate Development

•                                          John M. Perisich, 47, Senior Vice President, General Counsel and Secretary

•                                          Scott E. Summers, 53, Co-President, Underground, ARB, Inc., and

•                                          Timothy R. Healy, 52, Co-President, Industrial, ARB, Inc.

Our compensation programs apply broadly to all officers and management persons at the Company with modifications to reflect the different management levels and types of responsibilities.  The Company’s goal is to align compensation so that all management levels are committed to the Company’s corporate objectives.

We use traditional compensation elements such as base salary, annual incentives, stock based awards and employee benefits to deliver compensation that will attract and retain qualified employees.  We became a publicly traded company in July 2008.  Prior to that time, the ownership of Primoris was held by 42 employees, directors and associates, each of whom was required to purchase their ownership interest.  Since July 2008, we have maintained this ownership culture which we believe aligns the interests of the Company executives and managers with those of our stockholders.  In July 2008, we entered into employment agreements with nine executives, and since that date, we have entered into substantially similar agreements with executives of acquired companies or newly hired executives.  These agreements continued the practices in place in July 2008, including the use of annual, discretionary bonus amounts, which are not tied to attaining specific financial results.

Based on the financial performance, as outlined in the 2011 Highlights section below, and the fact that there has been virtually no turn-over at the senior and executive management levels of the Company, we believe that our current compensation practices and ownership culture has served us well.  However, both our Compensation Committee and executive management recognize that we may need to consider changes that align our practices more closely to those other publicly traded companies.  In order to have the ability to attract executives who may have compensation expectations more in line with the general market, the Compensation Committee has engaged an independent consulting firm.  In 2011, the Committee engaged Cogent Compensation Partners to assist the Committee in considering a transition to more traditional pay practices.  The Committee’s goal is to establish compensation practices that will be aligned with the market without changing the parts of the culture that have led to the Company’s success.

2011 Highlights

In considering compensation, the following summarizes the very positive financial results for 2011:

•                  Revenues increased by 55.0% from 2010 and exceeded $1 billion for the first time in the Company’s history.

•                  Net income increased by 74.2% and earnings per share increased by 58.3%.

•                  As shown in Item 5 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, total shareholder return was 58% and was among the highest of the publicly traded engineering and construction companies for 2011.

•                  Cash flow from operations was positive and year-end cash and cash equivalents and short term investment levels increased by $2 million from the prior year.

•                  Tangible net worth increased from $91 million at December 31, 2010 to $152.2 million at December 31, 2011.

•      During the year, the Company completed the successful integration of the November 2010 acquisition of Rockford Corporation.

Compensation Methodology

Our goal is to create an executive compensation program that will adequately reward our executives for their roles in creating value for our stockholders. Our Compensation Committee is charged with reviewing our executive officers’ cash compensation and equity holdings to determine whether they provide adequate incentives and motivation to our executive officers and whether they adequately compensate the executive officers relative to comparable officers in other companies within our industry. We intend to be competitive with other similarly situated companies in our industry.

The executives’ compensation has three primary components: salary, cash incentive bonus and stock-based awards. We view the three components of executive compensation as related, but each is a distinct part of overall compensation.  Although our Compensation Committee reviews total compensation, we do not believe that significant compensation derived from one component of compensation should negate or reduce compensation from other components. We anticipate determining the appropriate level for each compensation component based in part, but not exclusively, on our view of internal equity and consistency, individual performance and other information deemed relevant and timely.

Benchmarking

We believe it is important when making compensation-related decisions to be informed as to current practices of similarly situated publicly held companies in the engineering, construction and related industries. The Compensation Committee, with assistance from its independent consultant, considers the compensation levels at other companies in our industry. We do not view benchmarking as a stand-alone tool for setting compensation due to the aspects of our business and objectives that may be unique to us, but we believe that gathering and reviewing this information should be a part of our compensation-related decision-making process.  In using its collective judgment in setting executive pay, the Compensation Committee will use benchmarking as one consideration; however, at this time the Committee’s decisions are based primarily on recommendations from our Chief Executive Officer, the Compensation Committee’s evaluation of the executive’s performance, the overall Company performance and our overall compensation strategy.

Key Elements of Executive Officer Compensation

The primary elements of our executive officer compensation program include:

•                                          Base salary;

•                                          Annual short-term bonuses;

•                                          Long-term incentive deferred compensation;

•                                          Long-term equity awards;

•                                          Severance benefits; and

•                                          Other compensation benefits.

Base Salary. Generally, the Board, working with the Compensation Committee, anticipates setting executive base salaries at levels comparable with those of executives in similar positions and with similar responsibilities at comparable companies. Our goal is to maintain base salary amounts at or near industry norms, while avoiding paying amounts in excess of what we believe is necessary to motivate executives to meet corporate goals.

In accordance with past practices, base salaries are reviewed annually in July, subject to terms of employment agreements. In adjusting base salary amounts, the Compensation Committee and Board take into account individual responsibilities, performance and experience.

2011 Base Salary Amounts.  Based on recommendations made by our Chief Executive Officer and approved by our Compensation Committee and the independent directors of our Board, the following are the 2011 annual base salary amounts for (i) our current Chief Executive Officer, (ii) our current Chief Financial Officer, (iii) our three most highly compensated executive officers and (iv) our two most highly compensated employees who are not executive officers.  Unless noted below, the salary increases are from levels established in July 2008.  The new salaries were effective in August 2011 and were the first salary increases in three years.

•                                          Brian Pratt, Chief Executive Officer, an increase to $550,000 from $500,000,

•                                          Peter J. Moerbeek, Chief Financial Officer, an increase to $400,000 from $350,000 at his initial hire in February 2009,

•                                          Michael D. Killgore, Director Construction Services, an increase to $367,500 from $350,000 at assuming his current position in March 2010,

•                                          John P. Schauerman, Corporate Development, an increase to $290,000 from $275,000,

•                                          John M. Perisich, Corporate Counsel and Secretary, an increase to $300,000 from $275,000 in August 2010,

•                                          Scott E. Summers, Co-President (Underground), ARB, Inc., an increase to $325,000 from $300,000, and

•                                          Timothy R. Healy, Co-President (Industrial), ARB, Inc., an increase to $325,000 from $300,000.

Annual Short-Term Bonuses.  We use cash incentive bonuses for executives to focus them on achieving key operational and financial objectives within a yearly time horizon and to provide a reward for annual performance.  In 2009, we adopted a bonus plan with an elective deferral alternative, and we made significant modifications to the plan in 2010.  The current Long-term Incentive (LTI) plan combines elements of an annual bonus and a longer-term equity opportunity with the intent to provide an incentive for continuing employment.  Under terms of the current LTI plan, annual bonus amounts are paid over a two-year period with one-half of the amount payable immediately and one-half deferred for one year.  The deferred amount is a general obligation of the Company, but provides no interest or other income to the participants.  Except in the case of death, disability or involuntary separation from service, the deferred compensation is vested to the participant only if employed by the Company on the payment date of bonus amounts the following year.  The amount of compensation deferred under this plan is calculated each year based on the current year bonus amount.

Participation in the LTI plan is based on the recommendation of a senior manager and approval of the Chief Executive Officer and is elective to each participant.  Participants have the ability to voluntarily resign from the plan effective at the end of each calendar year.  In order to transition fully to an LTI plan, the Company in 2009 reserved an amount equal to 60 percent of each participant’s 2009 bonus amount as a transition bonus.  With the changes in the LTI plan during 2010, this transition amount was reduced to 50% of each participant’s 2009 bonus.  The amounts shown in the “Summary Compensation Table” have been reduced for 2009 to reflect this change.  For all participants who were admitted to the plan after 2009, a transition bonus of 50% of their annual bonus at the time of entry is reserved as a one-time transition amount.

The Company has had a long tradition of encouraging management ownership of Company stock, but did so by requiring financial contributions from its managers.  Our Chief Executive Officer recommended that the Company continue that tradition as a public company by providing participants in the LTI plan the ability to use a part of their annual bonus amount to purchase company stock at a discount to the market price. The Compensation Committee considered alternative approaches such as issuing restricted stock, but after deliberation, the Compensation Committee determined that the recommended approach would be consistent with the Company’s culture.  The Compensation Committee recommended to the Board, and the Board’s independent directors approved, a stock purchase portion of the LTI plan that will allow the Company to issue shares available in the 2008 Long-Term Incentive Equity Plan (the “2008 Equity Plan”), discussed below.

The stock purchase option of the LTI plan allows each participant the opportunity to purchase, on an elective basis, an amount equal to 1/6 of their earned bonus amount to purchase Company common stock at a 25% discount to the market price.  The market price is calculated as the average closing price of the Company’s shares for the previous month.  For 2011 purchases, the shares were purchased at $6.81 based on the discount from the average closing price for January 2011 of $9.08.  For 2012 purchases, the shares were purchased at $11.09 based on the discount from the average closing price for December 2011 of $14.79.  In each year the Company recorded the estimated cost of the discount in its LTI plan accrued amount, and each participant is responsible for the income tax consequences of the discounted stock purchase.  All discounted shares issued under the LTI plan are restricted from sale for a six month period after issuance.

In 2011, a total of 108 executives and managers were eligible to participate in the stock purchase option of the LTI plan.  A total of 94 employees paid $646,718 of their 2010 bonus amount to purchase 94,966 shares of Company stock.  In 2012, a total of 188 executives and managers were eligible to participate in the stock purchase option of the LTI plan.  A total of 171 employees paid $1,239,751 of their 2011 bonus amount to purchase 111,790 shares of Company stock.

In February 2012 after preliminary completion of the audited financial results, our Chief Executive Officer made recommendations for 2011 bonuses for the executive officers and discussed these amounts and the reasons for his recommendations with the Compensation Committee.  In addition, the Compensation Committee received recommended total bonus amounts for all Company employees for 2011.

The Compensation Committee recognized that historically there have been no specific targets against which to calculate annual bonus amounts.  While the goal of the executive management team is to continue to profitably grow the value of the business over the long term, it has been the Company’s practice to not set specific individual goals for any of the executives at the start of each year.  Instead, at the end of the year, the Chief Executive Officer and the Compensation Committee review the overall performance of the Company and the contributions made by the top eight executives for whom the Compensation Committee recommends salary levels and annual bonus amounts.

In determining its recommendations, the Compensation Committee recognized the Company’s excellent overall performance as summarized in the 2011 Highlights section above, and the Committee discussed with the Chief Executive Officer the performance of the executive management team.  The Committee then met in executive session to make its recommendations using its professional judgment and experience and a comparison to prior performance and annual award levels.  Included in the deliberations was a discussion of the Chief Executive Officer’s performance and the amount of his annual award.  After their deliberations, the Compensation Committee approved the overall bonus amounts and recommended annual bonus amounts for specific executive officers.  These recommendations were approved by the independent directors of the Board, voting in an executive session.

Long-Term Equity Awards.  As discussed in the previous paragraph, the Company has adopted a Long-Term Incentive (LTI) plan which allows participants to voluntarily purchase Company shares at a discount to the market price.  These shares have been issued under the provisions of our 2008 Equity Plan, which was adopted by the Board and was approved by the stockholders in July 2008. All of our employees, Directors, officers and consultants are eligible to participate under the 2008 Equity Plan.  Except for awards made to executives and managers under the LTI plan and awards made to non-employee Directors as part of their annual director compensation, no other awards have been made under the 2008 Equity Plan.  The terms of the 2008 Equity Plan require that any options that may be granted would have an exercise price at least equal to the fair market value of our Common Stock on the date of grant.

Severance Benefits.  We currently have no Company-wide severance benefit plans. The employment agreements entered into by our executive officers provide for certain rights and obligations in the event of termination of employment, as more fully described in the following section entitled “Employment Agreements”.

Other Compensation Benefits.  We have established and maintain various employee benefit plans, including medical, dental, life insurance and 401(k) plans. These plans are available to all employees and do not discriminate in favor of executive officers. We may extend other perquisites to our executives that are not available to our employees generally.

Processes and Procedures for Determining Executive Compensation

The Compensation Committee approves the structure of the executive compensation program and administers the programs for our executive officers, including matters where approval by our Compensation Committee members is appropriate for tax or regulatory reasons. The following describes the roles of key participants in the process.

The Role of Executives

Our Chief Executive Officer is responsible for reviewing the compensation and performance of the executive officers.  He makes recommendations to the Compensation Committee regarding adjustments in compensation for the executive officers.  The Chief Executive Officer also makes recommendations for discretionary annual short-term bonus amounts.  The Compensation Committee relies on the Chief Executive Officer’s recommendations and on its evaluation of current individual and business performance and historical individual and business performance.

Our Executive Vice President, Chief Financial Officer facilitates the flow of information between the Company, the compensation consultant and the Compensation Committee.  In this role, he communicates with the compensation consultant at the direction of the Compensation Committee.

The Role of External Advisors

The Compensation Committee has engaged independent consultants to the Committee to help it with its responsibilities.  In 2011, the Compensation Committee engaged Cogent Compensation Partners (“Cogent”) to assist the Committee in assessing market practices and trends relating to compensation and to assist the Committee in using market information to make recommendations to the Board for director compensation.  In February 2012, the Committee engaged Pay Governance, LLC as its independent consultant.  Neither Cogent nor Pay Governance has performed any other services for the Company.

The Role of the Compensation Committee

The Compensation Committee consists of three non-employee independent directors.  The Committee administers executive compensation programs as outlined in its charter which can be viewed at the Company’s website at www.prim.com.  Included in its responsibilities is a determination of the Chief Executive Officer’s salary and incentive awards.  The Compensation Committee makes recommendations to the Board for a final determination of executive compensation.

Other Compensation Items

Clawback Policy

To the extent permitted by law, if the Board, with the recommendation of the Compensation Committee, determines that any bonus, equity award, equity equivalent award or other incentive compensation has been awarded or received by a Named Executive Officer, and that such compensation was based on the achievement of any financial results that were subsequently the subject of any material restatement of our financial statements filed with the SEC, the executive officer engaged in grossly negligent or intentional misconduct that caused or substantially caused the material restatement and the amount of the compensation would have been less had the financial statements been correct, we will seek to recover from the executive officer such compensation (in whole or in part) as we deem appropriate under the circumstances. The Board has sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Company policy.

The Board will adjust this policy as necessary to meet any future requirements as may be established by implementation of the Dodd-Frank Act.

Risk Assessment

The Compensation Committee considered the risks associated with the Company’s compensation policies and practices for executive officers and determined that they did not identify any risks that are reasonably likely to have a material adverse effect on the Company. This determination was based on the following considerations:

•                                          Extensive stock ownership by the executive management team

•                                          Conservative amount of the discretionary annual incentive compensation

•                                          Balanced approach to viewing Company performance and determining bonuses

•                                          Long-term nature of the executive team evidenced by negligible turn-over in executive management over time.

Executive Ownership Guidelines

We encourage our executives to own Company common stock because we believe that stock ownership provides a strong alignment of interests between executives and stockholders.  Because most of our executives were significant owners in predecessor companies or acquired significant stock ownership at the time of an acquisition, the Compensation Committee does not believe that a specific stock ownership goal would be meaningful at this time.  As shown in the table under “Stock Ownership”, our named executive officers own 42.37 percent of our total shares outstanding.

Tax Matters

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million.  Certain performance-based compensation, however, is specifically exempt from the deduction limit.  At this time, the Committee has not taken steps to qualify compensation for deductibility primarily because of the low incremental value given the low probability of an executive exceeding the $1 million limit in a given year.

Employment Agreements for Named Executive Officers

In connection with the July 2008 reverse merger of Primoris and Rhapsody Acquisition Corp which resulted in Primoris becoming a publicly traded company, Brian Pratt,  John P. Schauerman, John M. Perisich, Scott E. Summers and Timothy R. Healy entered into employment agreements with either us or one of our subsidiaries. Each employment agreement is for a five-year term, subject to earlier termination in certain circumstances, and may be extended by mutual agreement of the executive and the employing company.

The employment agreements provide for a base salary, as well as for discretionary bonuses, in accordance with policies established by the Compensation Committee, and the provision of additional (“fringe”) benefits to the covered employee, including personal use of the employer owned or leased automobiles, limited use of company aircraft and other perquisites.

The employment agreements also require that we continue providing health benefits for one year if the employee’s employment is terminated by us without cause (as defined in the employment agreement), except where comparable health insurance is available from a subsequent employer. The employment agreements also provide that, in the event of the termination of an employee’s employment by us without cause, we will pay a lump sum equal to one-half of one year’s base salary of such employee. See “Potential Payments Upon Termination”, below.

The employment agreements contain certain restrictive covenants that prohibit the executives from disclosing information that is confidential to us and our subsidiaries and generally prohibit them, during the employment term and for two years thereafter, from soliciting or hiring our employees or our subsidiary employees and from using our confidential information to divert any customer business or income from us, or to otherwise alter the manner in which a customer does business with us.

Since July 2008, the Company has entered into similar employment agreements with Peter J. Moerbeek in February 2009 and with Michael D. Killgore in December 2009.

Compensation Tables

Summary Compensation Table.  The following table and accompanying notes provide summary information with respect to total compensation earned or paid by us or our subsidiaries to (i) our current Chief Executive Officer, (ii) our current Chief Financial Officer, (iii) our three most highly compensated executive officers and (iv) our two most highly compensated employees who are not executive officers (collectively, the “Named Executive Officers”).

					Stock	Non-Equity
					or	Incentive
				Deferred	Option	Plan	All Other
Name and Principal		Salary	Bonus	Award	Awards	Compensation	Compensation	Total
Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	(5)	(6)	($)
Brian Pratt
Chairman of the
Board, Chief	2011	510,577	150,000	150,000	—	21,731	16,105	848,413
Executive Officer	2010	500,000	125,000	125,000	—	11,563	17,990	779,553
and President	2009	500,000	200,000	100,000	—	—	42,981	842,981
Peter J. Moerbeek,
Executive Vice	2011	363,461	167,500	167,500	—	24,267	9,728	732,456
President, Chief	2010	350,000	150,000	150,000	—	13,876	18,545	682,421
Financial Officer (7)	2009	314,327	325,000	125,000	—	—	10,704	775,031
Michael D. Killgore
Executive Vice President,
Director of Construction	2011	350,336	325,000	162,500	—	23,542	12,200	873,578
Services (8)	2010	331,352	315,000	—	—	—	13,630	659,982
	2009	12,162	—	—	—	—	225	12,387
John P. Schauerman
Executive Vice	2011	275,768	75,000	75,000	—	10,866	16,351	452,985
President, Corporate	2010	275,000	100,000	100,000	—	9,252	23,913	508,165
Development	2009	275,000	200,000	62,500	—	—	17,750	555,250
John M. Perisich
Senior Vice	2011	279,808	150,000	150,000	—	21,731	11,514	613,053
President and	2010	260,417	112,500	112,500	—	10,408	11,514	507,339
General Counsel	2009	250,000	225,000	75,000	—	—	12,528	562,528
Scott E. Summers
Co-President,	2011	304,328	172,500	172,500	—	24,991	16,934	691,253
Underground,	2010	300,000	150,000	150,000	—	13,876	21,160	635,036
ARB Inc.	2009	300,000	250,000	125,000	—	—	11,866	686,866
Timothy R. Healy
Co-President,	2011	304,328	167,500	167,500	—	24,267	16,277	679,872
Industrial,	2010	300,000	125,000	125,000	—	5,782	12,027	567,809
ARB Inc.	2009	300,000	250,000	125,000	—	—	21,166	696,166

(1)                                 Salary includes all regular wages paid to the Named Executive Officer and any amount that was voluntarily deferred by the Named Executive Officer pursuant to our 401(k) Plan.

(2)                                 Bonus includes cash compensation earned for services during each fiscal year.

(3)                                 Deferred award includes deferred bonus compensation awarded in March for services during the prior fiscal year. Certain executives may, on an elective basis, be a participant in our LTI plan. Under the Plan, 50% of the annual cash award is deferred. Except in case of death, disability or involuntary separation from service, the deferred compensation is vested to the participant only if actively employed by the Company on the payment date of bonus amounts the following year. Beginning in 2010, participants in the deferred compensation plan can also participate, on an elective basis, in a stock purchase plan, which in both 2012 and 2011, provided a 25% discount to the market price for up to one sixth of the participant’s earned bonus amount. For the 2011 plan year, Mr. Killgore was not eligible for LTI plan participation.

(4)                                 During the years ended December 31, 2011, 2010 and 2009, our Named Executive Officers had no stock awards or stock option grants issued to them. As of December 31, 2011, we had no stock awards or stock option grants outstanding.

(5)                                  The LTI plan allows for the purchase of Common Shares at a discount from the market price. For 2012 purchases, the discounted price was $11.09 per share based on the average closing price of the shares in December 2011.  For 2011 purchases, the discounted price was $6.81 per share based on the average closing price of the shares in January 2011. The amounts shown in this column represent the difference between the purchase price and the market price on the date that the executive received constructive receipt of the shares.

(6)                                  All other compensation for the Named Executive Officers includes the following:

				Company
				paid
		Personal	Personal	contributions
		Use	Use	to
		of	of Company	Employee		Total Other
		Company	Airplane	401(k) savings	Relocation	Compensation
	Year	Auto ($)	($) (a)	account ($)	Reimbursement	($)
Brian Pratt	2011	670	2,125	9,800	3,509	16,105
	2010	670	7,520	9,800	—	17,990
	2009	2,201	30,980	9,800	—	42,981
Peter J. Moerbeek	2011	9,728	—	—	—	9,728
	2010	11,445	—	—	7,100	18,545
	2009	10,704	—	—	—	10,704
Michael D. Killgore	2011	2,400	—	9,800	—	12,200
	2010	3,830	—	9,800	—	13,630
	2009	—	—	225	—	225
John P. Schauerman	2011	6,551	—	9,800	—	16,351
	2010	7,950	6,163	9,800	—	23,913
	2009	7,950	—	9,800	—	17,750
John M. Perisich	2011	1,714	—	9,800	—	11,514
	2010	1,714	—	9,800	—	11,514
	2009	2,728	—	9,800	—	12,528
Scott E. Summers	2011	4,796	2,338	9,800	—	16,934
	2010	1,373	9,988	9,800	—	21,160
	2009	2,066	—	9,800	—	11,866
Timothy R. Healy	2011	2,227	4,250	9,800	—	16,277
	2010	2,227	—	9,800	—	12,027
	2009	2,396	8,970	9,800	—	21,166

(a)                                  The amount charged to the executive as compensation for use of the Company airplane is based on equivalent aircraft charter rates in the southern United States geographic areas.  Compensation is based on non-business-related airborne hours.

(7)                                  Mr. Moerbeek was named Executive Vice President, Chief Financial Officer on February 5, 2009.

(8)                                  Mr. Killgore became employees of the Company on December 18, 2009 at the time we purchased James Construction Group.

Grants of Plan-Based Awards

There were no grants of plan-based awards to the Named Executive Officers during the calendar year 2011.  The LTI plan provides participants an option to buy shares at a discount but does not grant shares of stock.

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards held by the Named Executive Officers at December 31, 2011.

Options Exercised and Stock Grants Vested

There were no grants of plan-based awards made in prior years; hence, there have been no stock option exercises and no stock option vesting, nor vesting of restricted stock grants by the Named Executive Officers during the calendar year 2011.

Equity Compensation Plan Information

The Company adopted a Long-Term Incentive plan for certain managers and its senior executives in 2009.  The plan provided for both the deferral of one-half of the participant’s annual earned bonus for one year and, beginning with the 2010 bonus amounts,  allowed the participant the opportunity to purchase Company common stock at a 25% discount to the market price for up to one-sixth of the participants earned bonus amount.  Shares are issued under provisions of the 2008 Equity Plan.  There were no other grants of plan-based awards made in the current fiscal year, nor in prior years.

The following table lists the number of shares of common stock purchased by the Named Executive Officers under the long-term incentive plan:

	2012	2011
	No. of Shares	No. of Shares
Brian Pratt	4,508	6,118
Peter J. Moerbeek	5,035	7,342
Michael D. Killgore	4,884	—
John P. Schauerman	2,255	4,895
John M. Perisich	4,509	5,507
Scott E. Summers	5,185	7,342
Timothy R. Healy	5,035	3,059

Mr. Killgore became eligible under the long-term incentive plan for shares issued in 2012.

Potential Payments Upon Termination

The terms of the employment agreements with each of our Named Executive Officers provide that we must pay certain severance benefits in the event such Named Executive Officer is terminated by us other than for “cause”.

The following table shows amounts payable to each of our Named Executive Officers under the scenario that the executive is terminated without cause or leaves due to death or disability. The table assumes that the terminating event occurred on June 30, 2012.

	Base Salary (1)	Bonus (2)	Health Care Benefits (4)	Accrued Vacation (5)	Total (3)
Brian Pratt	$275,000	$287,500	$9,563	$31,731	$603,794
Peter J. Moerbeek	$200,000	$267,500	$9,563	$23,077	$500,140
Michael D. Killgore	$183,750	$254,375	$14,137	$21,202	$473,464
John P. Schauerman	$145,000	$147,500	$14,137	$16,731	$323,368
John M. Perisich	$150,000	$225,000	$14,137	$17,308	$406,445
Scott E. Summers	$162,500	$253,750	$14,137	$18,750	$449,137
Timothy R. Healy	$162,500	$248,750	$14,137	$18,750	$444,137

(1)                                  Calculated as a lump sum payment equal to one-half of one year’s base salary.

(2)                                  In the event of termination without cause, or by death or disability, calculated as a lump sum payment equal to the bonus amount that would have been paid for the calendar year in which the termination occurs, determined after the end of the calendar year, pro rata to the date of termination. For purposes of this table, it was assumed that 25% of base salary would be paid. In addition, for participants in the Company’s LTI plan, includes any deferred amounts in accordance with the terms of that plan.

(3)                                  There have been no stock options or other stock compensation granted to any Named Executive Officers.  Additionally, each Named Executive Officer participates in the Company life insurance program, and in the event of death, the employee’s beneficiary would also receive a lump sum $50,000 payment.

(4)                                  In the event of the executive’s termination without cause, or by death or disability, he is entitled to one year of healthcare benefits. The amount reflects both the employee and employer portion of health care estimated premium costs.

(5)                                  Each executive is allowed an accrual of up to three weeks of vacation. For purposes of this table, it was assumed that the full three weeks would be paid upon termination.

Retirement Plans

We contribute to two plans that provide benefits to all employees.  The plans do not provide any benefits for any executives other than those provided to all employees.

Our 401(k) Plan is qualified as an employee retirement plan under Section 401(a) and 401(k) of the Code. Participation is optional for employees once they are eligible to participate.

We also provide for a “Registered Retirement Saving Plan—Deferred Profit Sharing Plan” for certain Canadian employees. We make contributions based on a percentage of the amount of income deferred by the employee.

2008 Long-Term Incentive Equity Plan

Background.     The principal purpose of our 2008 Equity Plan is to provide incentives for our officers, employees and consultants, as well as the officers, employees and consultants of any of our subsidiaries. We believe that grants of options, restricted stock and other awards will stimulate their personal and active interest in our development and financial success, and induce them to remain in our employ or continue to provide services to us. In addition to awards made to officers, employees or consultants, the 2008 Equity Plan permits us to grant options or other equity securities to our Directors.

Under the 2008 Equity Plan, 1,520,000 shares of our Common Stock were initially reserved for issuance. As of December 31, 2011, there were no options issued to purchase our shares, no other stock based awards granted and there were no shares of restricted stock granted under the 2008 Equity Plan.  A total of 1,286,024 shares remain available under the 2008 Equity Plan as of March 31, 2012.

Shares of Common Stock that are forfeited or terminated will be available for future award grants under the 2008 Equity Plan. Any surrendered shares of previously owned stock by a participant used to cover the option exercise price or their withholding tax liability associated with an option exercise, may be added to the number of reserved shares available under the 2008 Equity Plan, subject to approval by the Board or the Compensation Committee, and relevant provisions in the 2008 Equity Plan.

Award Limitation.     No individual may be granted awards under the 2008 Equity Plan representing more than 40,000 shares of our Common Stock in any calendar year.

Administration.    The 2008 Equity Plan is administered by our Board or our Compensation Committee. To administer the 2008 Equity Plan, the Compensation Committee recommends to the Board, among other things:

•                                          the persons to whom awards may be granted;

•                                          the specific type of awards to be granted;

•                                          the number of shares subject to each award;

•                                          option or share prices;

•                                         any restrictions or limitations on the awards; and

•                                         any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

In the case of awards intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Compensation Committee must consist of at least two members of our Board, each of whom is an “outside independent director” within the meaning of that section. Upon the recommendation of the Compensation Committee, our entire Board will administer the 2008 Equity Plan with respect to awards to non-employee Directors.

Eligibility.    We may grant awards under the 2008 Equity Plan to employees, officers, Directors, and consultants who are deemed to have rendered, or to be able to render, significant services to us and who are deemed to have contributed, or to have the potential to contribute, to our success.

Awards.     The 2008 Equity Plan provides that we may grant awards of the following types of securities, among others:

•                                          “incentive” stock options, as defined in Section 422 of the Code, and options that are not qualifying incentive options;

•                                          stock appreciation rights to participants who have been, or are being, granted stock options under the 2008 Equity Plan;

•                                          restricted stock; and

•                                          other stock-based awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock.

Accelerated Vesting and Exercisability.  The following events will cause acceleration in the vesting with respect to awards granted under the 2008 Equity Plan:

•                                          If any one person, or more than one person acting as a group, acquires the ownership of our common stock that, together with the common stock held by such person or group, constitutes more than 50% of our total fair market value or of our combined voting power and our Board does not authorize or otherwise approve such acquisition; and/or

•                                          The Compensation Committee may accelerate such vesting if there is an acquisition by any one person or more than one person acting as a group, together with the acquisition during the 12-month period ending on the date of the most recent acquisition by such person or persons, of our assets that have a total gross fair market value equal to more than 50% of the total gross fair market value of all of our assets immediately before such acquisition or acquisitions, or if any one person or more than one person acting as a group, acquires the ownership of our common stock that, together with the common stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of our common stock, which has been approved by our Board.

Notwithstanding any provisions of the 2008 Equity Plan or any award granted to the contrary, no acceleration will occur with respect to any award to the extent such acceleration would cause the 2008 Equity Plan or an award granted under such plan to fail to comply with Section 409A of the Code.

Additional Equity Compensation Plan Information

Under the 2008 Equity Plan, 1,520,000 shares of our Common Stock were initially reserved for issuance.  The following table gives information about our Common Stock that may be issued upon the exercise of options, warrants, and rights, or purchased as part of the Company’s 2008 Equity Plan and the LTI plan as of March 31, 2012.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, rights or purchased under equity plan since 2008	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	233,976	—	1,286,024
Equity compensation plans not approved by security holders	—	—	—
Total	233,976	—	1,286,024

Total shares issued include 94,966 shares purchased by management in 2011 and 111,790 in 2012 as well as 14,825 shares issued to the independent Directors in 2011 and 12,395 shares in 2012.

OTHER MATTERS

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the 2012 Annual Meeting. The persons named in your proxy will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. Discretionary authority for them to do so is contained in the proxy.

SEC rules permit companies, brokers, banks or other intermediaries to deliver a single copy of this Proxy Statement and Annual Report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding will receive only one copy of our Proxy Statement and Annual Report. If you would like to opt out of this practice for future mailings and receive separate Proxy Statements and Annual Reports for each stockholder sharing the same address, please contact your broker, bank or other intermediary. You may also obtain a separate Proxy Statement or Annual Report without charge by sending a written request to Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, Attention: Investor Relations, or by contacting us at (214) 740-5600. We will promptly send additional copies of the Proxy Statement or Annual Report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the Proxy Statement or Annual Report can request delivery of a single copy of the Proxy Statement or Annual Report by contacting their broker, bank or other intermediary or sending a written request to the Company at the address above.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 is being mailed to all stockholders of record with this Proxy Statement. The Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC is available without charge upon written request to:

Primoris Services Corporation
2100 McKinney Avenue, Suite 1500
Dallas, Texas 75201
Attention: Investor Relations

Any stockholder or stockholder’s representative, who, because of a disability, may need special assistance or accommodation to allow him or her to participate at the Annual Meeting, may request reasonable assistance or accommodation from us by contacting Primoris Services Corporation, 2100 McKinney Avenue, Suite 1500, Dallas, Texas 75201, or at (214) 740-5600. To provide us with sufficient time to arrange for reasonable assistance or accommodation, please submit all requests by April 27, 2012.

Whether you intend to be present at the Annual Meeting or not, we urge you to return your signed proxy promptly.

By Order of the Board of Directors,

John M. Perisich
Senior Vice President, General Counsel and Secretary

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of April 4, 2012, which the undersigned may be entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 4, 2012, at the Rosewood Crescent Hotel, located at 400 Crescent Court, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

The Board of Directors recommends a vote “FOR” all proposals.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

Proposal 1— Election of Class A Directors—The Board recommends a vote “FOR” each listed nominee as a Director for a three-year term expiring in 2015:

Nominees:
01—Brian Pratt	FOR	WITHHOLD
	☐	☐

02—Thomas E. Tucker	FOR	WITHHOLD
	☐	☐

03—Peter C. Brown	FOR	WITHHOLD
	☐	☐

FOR	AGAINST	ABSTAIN

Proposal 2— Ratification of Appointment of Moss Adams, LLP as the Company’s Independent Registered Public Accounting Firm for the year ending December 31, 2012— The Board recommends a vote “FOR” ratification of Moss Adams, LLC as the Company’s Independent Registered Public Accountant.

☐	☐	☐

This Proxy, when properly executed, will be voted according to your instructions. If no instructions are given but the proxy is signed, this Proxy will be voted for ALL the nominees listed in Proposal 1 and FOR on Proposal 2.  In his discretion, the Proxy holder is authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature:	Date:

Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the president or other authorized officer. If shares are held by a partnership, please sign in full partnership name by an authorized person.

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FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

PRIMORIS SERVICES CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 4, 2012
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Brian Pratt as Proxy holder, with the power to appoint his substitute, and hereby authorizes him to represent and vote, as designated on the reverse side, all eligible shares of Common Stock of Primoris Services Corporation, held of record by the undersigned as of April 4, 2012, which the undersigned may be entitled to vote at the 2012 Annual Meeting of Stockholders to be held at 9:00 a.m., Central Time, on May 4, 2012, at the Rosewood Crescent Hotel, located at 400 Crescent Court, Dallas, Texas 75201, and any continuation(s), postponement(s) or adjournment thereof.

IMPORTANT—PLEASE SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

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